Page 29 of 29 Pages

                                    EXHIBIT H


                            Date:_______________ 1996


EARTHLINK NETWORK, INC.
3100 New York Drive
Pasadena, CA  91108

INVEMED ASSOCIATES, INC.
375 Park Avenue, Suite 2205
New York, New York  10152-0189


Ladies and Gentlemen:

          As an inducement to Invemed Associates, Inc. to execute the Underwriting Agreement, pursuant to which an offering will be made of the Common Stock, $0.01 par value (the "Common Stock"), of EarthLink Network, Inc. (the "Company"), the undersigned hereby agrees that, for a period of 365 days after the initial public offering (the "Commencement Date") of the Common Stock pursuant to the Underwriting Agreement to which you are or expect to become parties, the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, or publicly disclose the intention to make any such offer, sale, pledge or disposal without the prior written consent of Invemed Associates, Inc.

          In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Common Stock or other Company securities if such transfer would constitute a violation or breach of this Agreement.

          This Agreement shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned.

                                        Very truly yours,


                                        Signature:__________________________
                                        Printed Name:_______________________
                                        Name of Entity Signatory Represents,
                                        if applicable_______________________
                                        ____________________________________
                                        ____________________________________